EXHIBIT 99.2


                  IN THE UNITED STATES BANKRUPTCY COURT

                       FOR THE DISTRICT OF DELAWARE


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In re                               :
                                          Chapter 11
Levitz Furniture                    :
  Incorporated, et al.,                   Case No. 97-1842 (JJF)
                                    :
                                          Jointly Administered
                        Debtors.    :

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        ORDER UNDER 11 U.S.C. ss.ss. 105(a), 363, 365 AND 1146(c)
           AND FED. R. BANKR. P. 2002, 6006(a), 6004, AND 9014
               (A) APPROVING ASSET PURCHASE AGREEMENT WITH
               HEILIG-MEYERS COMPANY, (B) AUTHORIZING SALE
           OF SUBSTANTIALLY ALL OF THE ASSETS OF JOHN M. SMYTH
            COMPANY AND JOHN M. SMYTH REALTY COMPANY FREE AND
           CLEAR OF LIENS, CLAIMS, ENCUMBRANCES AND INTERESTS,
            (C) APPROVING ASSUMPTION AND ASSIGNMENT OF CERTAIN
           EXECUTORY CONTRACTS, AND (D) GRANTING RELATED RELIEF


         This matter having come before the Court upon the motion of the above-captioned debtors and debtors-in-possession (the "Debtors"), dated December 16, 1997 (the "Sale Motion")(1) for an order, inter alia,
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(1)   Unless otherwise defined, capitalized terms used herein shall have the meaning ascribed to them in the Sale Motion.

(i) approving the Asset Purchase Agreement dated as of December 15, 1997 (the "Asset Purchase Agreement") among John M. Smyth, as seller (the "Seller"), Heilig-Meyers Company, as buyer, and Levitz Furniture Corporation ("Parent"), (ii) authorizing the sale of substantially all of the assets of John M. Smyth Company and John M. Smyth Realty Company to Heilig-Meyers Company and/or its designees or assignees (hereinafter referred to collectively as "Heilig-Meyers") free and clear of all liens, claims, encumbrances, and other interests (except those expressly assumed), (iii) authorizing the Seller's assumption and assignment to Heilig-Meyers of certain executory contracts free and clear of liens, claims, encumbrances, rights of first refusal and other interests (except those expressly assumed), and (iv) granting related relief; and it appearing, as evidenced by the affidavits of service filed with the Court, that notice of the Sale Motion has been given as directed by the order of this Court dated December 15, 1997 (the "Procedures Order"); and it appearing that such notice was good and sufficient, and no other or further notice is necessary or required; and the Court having considered
(i) the Sale Motion and (ii) the objection of Equity Properties and Development Limited Partnership (the "Objection") thereto; and no other objections having been filed; and based upon the record in these cases and the hearing on the Sale Motion it appearing that the relief requested in the Sale Motion is in the best interests of the Debtors, their estates, their creditors and other parties in interest; and after due deliberation thereon; and good and sufficient cause appearing therefor;

IT IS HEREBY FOUND AND DETERMINED THAT:(2)

         A. This Court has jurisdiction over the Sale Motion pursuant to 28 U.S.C. SECTION 1334. Venue is proper pursuant to 28 U.S.C. SECTIONS 1408 and 1409. This is a core proceeding under 28 U.S.C. SECTION 157(b)(2)(A), (M), (N) and (O). The statutory predicates for the relief sought herein are 11 U.S.C. SECTIONS 105(a), 363, 365 and 1146(c) and Fed. R. Bankr. P. 2002, 4001, 6004, 6006, 7062 and 9014.
------------
(2) Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate. See Fed. R. Bankr. P. 7052.

         B. The Debtors have provided good and sufficient notice of the Sale Motion by serving it in the form and manner, and upon the parties, directed by the Procedures Order. The Debtors and Heilig-Meyers have complied with all applicable requirements of the Procedures Order.

         C. Proper, timely, adequate and sufficient notice of the Sale Motion, the Sale Hearing, the Smyth Sale, and the Debtors' assumption and assignment of the Assumed Contracts to Heilig-Meyers has been provided in accordance with sections 102(1), 363 and 365 of the Bankruptcy Code and Fed. R. Bankr. P. 2002, 4001, 6004, 6005(a) and 9014 and the Procedures Order, and no other or further notice of the Sale Motion, the Sale Hearing or of the entry of this Order is required.

         D. A reasonable opportunity to object or be heard regarding the relief requested in the Sale Motion has been afforded to all interested persons and entities, including (i) the United States Trustee, (ii) counsel to the statutory committee of unsecured creditors appointed in these cases (the "Committee"), (iii) counsel to BT Commercial Corp. ("BTCC"), the agent for the Debtors' debtor-in-possession lender (the "DIP Lenders"), (iv) entities known to have expressed a bona fide interest in a possible transaction regarding the Smyth Assets to the Debtors' financial advisors, (v) all parties to the contracts proposed to be assumed and assigned pursuant to the Asset Purchase Agreement, (vi) counsel to GECC, (vii) counsel to Heilig-Meyers, (viii) all entities known to have or have asserted any lien, claim, encumbrance, right of first refusal, or interest in or upon any of the Smyth Assets, (ix) all known and potentially affected state and local taxing authorities (x) all entities who have filed a notice of appearance and request for service of papers in these cases pursuant to Bankruptcy Rule 2002 and (xi) other reasonably identifiable interested parties.

         E. The Debtors have (i) full corporate power and authority to execute the Asset Purchase Agreement and all other documents contemplated thereby and the sale of the Smyth Assets and assumption and assignment to Heilig-Meyers of the Assumed Contracts by the Debtors has been duly and validly authorized by all necessary corporate action of each of the Debtors, and (ii) all the corporate power and authority necessary to consummate the transactions contemplated by the Asset Purchase Agreement; no consents or approvals, other than those expressly provided for in the Asset Purchase Agreement, are required for the Debtors to consummate such transactions and such transactions will not result in a breach of any agreement to which the Debtors are a party.

         F. The bidding procedures established pursuant to the Procedures Order afforded a full, fair and reasonable opportunity for any entity to make a higher or better offer to purchase the Smyth Assets and no higher or better offer has been made.

         G. The Debtors have demonstrated that it is an exercise of their sound business judgment to assume and assign or assign the Assumed Contracts to Heilig-Meyers in connection with the consummation of the Smyth Sale, and the assumption and assignment or assignment of the Assumed Contracts is in the best interests of the Debtors, their estates, and their creditors.

         H. The Debtors have provided compensation or adequate assurance for any actual pecuniary loss to such party resulting from a default prior to the date hereof under any of the Assumed Contracts, within the meaning of Code section 365(b)(1)(B).

         I. Heilig-Meyers has provided adequate assurance of future performance of the Assumed Contracts, within the meaning of Code section 365(b)(1)(C).

         J. Approval of the Asset Purchase Agreement, assumption and assignment to Heilig-Meyers of the Assumed Contracts and consummation of the Smyth Sale at this time are in the best interests of the Debtors, their creditors, and their estates.

         K. The Debtors have articulated good and sufficient business justification for the Smyth Sale pursuant to Code section 363(b) and the assumption and assignment to Heilig-Meyers of the Assumed Contracts outside of a plan of reorganization, in that, among other things:

             (1) The business and cash flow related to the Smyth Assets have deteriorated over the past several months;

             (2) A sale pursuant to Code section 363(b) is likely to produce a greater return to the Debtors' creditors than if the Debtors were consigned to a liquidation of the Smyth Assets;

             (3) Claims against the Debtors' estates will be minimized as a result of the prompt consummation of the Smyth Sale and the concomitant assumption and assignment of the Assumed Contracts to Heilig-Meyers;

             (4) A sale of the Smyth Assets at this time will result in the highest possible sale price. As the Smyth Assets deteriorate, any sale premium that might be obtained in a bulk sale will be lost. Unless a sale is concluded expeditiously as provided for in the Sale Motion and under the Asset Purchase Agreement, (i) the value of the Smyth Assets is likely to decline and (ii) the Debtors, their estates and their creditors may realize little or no significant value for the Smyth Assets;

             (5) The Debtors' immediate realization of the cash proceeds from the Smyth Sale, is reasonably necessary for the Debtors to reorganize their business and propose a confirmable reorganization plan.

         L. The Debtors, together with their financial advisors, have diligently and in good faith marketed the Smyth Assets, in order to obtain the best and highest offer therefor.

         M. Heilig-Meyers is not an insider, as that term is defined in the Bankruptcy Code, of any of the Debtors. Furthermore, no insiders of the Debtors are receiving or retaining any benefit, property or payments in connection with the sale of the Smyth Assets except to the extent such insiders have allowed claims against the Debtors and, as a result, may participate in a distribution of sale proceeds under a reorganization plan.

         N. The Asset Purchase Agreement was proposed, negotiated and entered into by the Debtors and Heilig-Meyers without collusion, in good faith, and as a result of arm's-length bargaining. Heilig-Meyers is a good faith purchaser under Code section 363(m) and, as such, is entitled to the protections afforded thereby. Neither the Debtors nor Heilig-Meyers has engaged in any conduct that would cause or permit the Asset Purchase Agreement and the transactions contemplated therein and authorized herein to be avoided under, or for any recovery to be obtained pursuant to, Code section 363(n).

         O. In the absence of a stay pending appeal, Heilig-Meyers will be acting in good faith within the meaning of Code section 363(m) in closing the transactions contemplated by the Asset Purchase Agreement at any time after the entry of this Order, provided Heilig-Meyers shall not be obligated to close until all applicable conditions to closing under the Asset Purchase Agreement have been satisfied or waived as provided in such Agreement.

         P. The consideration provided by Heilig-Meyers for the Smyth Assets, including applicable Assumed Contracts, pursuant to the Asset Purchase Agreement, constitutes reasonably equivalent value and fair consideration under the Bankruptcy Code and under the laws of the United States, any state, territory, possession, or the District of Columbia.

         Q. The Asset Purchase Agreement constitutes the best and highest offer for the Smyth Assets, and will provide a greater recovery for the Debtors' creditors than would be provided by any other available alternative.

         R. The Smyth Sale must be conducted immediately in order to preserve the going concern value of the business.

         S. For the reasons set forth above, there are compelling circumstances as well as a sound business purpose warranting the immediate consummation of the Smyth Sale.

         T. The Debtors may sell the Smyth Assets free and clear of all liens, claims, encumbrances, rights of first refusal and other interests (including without limitation claims and encumbrances (i) that purport to give to any party a right or option to effect any forfeiture, modification or termination of the Debtors' or Heilig-Meyers' interest in the Smyth Assets or (ii) in respect of Taxes), because, each entity with a security interest in any of the Smyth Assets has consented to the Smyth Sale or is deemed to have consented to such sale, such interest is a lien and the price at which such property is sold is greater than the aggregate value of all liens on such property, or each entity could be compelled in a legal or equitable proceeding to accept a money satisfaction of such interest.

         U. The Debtors have good title to the Smyth Assets and Assumed Contracts, and accordingly, the transfer of the Smyth Assets and Assumed Contracts to Heilig-Meyers pursuant to the Asset Purchase Agreement will be a legal, valid, and effective transfer of the Smyth Assets and Assumed Contracts.

         V. The transfer of the Smyth Assets and assignment of the Assumed Contracts pursuant to the Asset Purchase Agreement vests or will vest Heilig-Meyers with all right, title, and interest of the Debtors to the Smyth Assets and Assumed Contracts free and clear of all Claims and Interests, as hereafter defined, except Assumed Liabilities, as defined in the Asset Purchase Agreement.

         W. Neither the transfer of the Smyth Assets nor assignment of the Assumed Contracts will subject Heilig-Meyers to any liability for claims against the Debtors or any of the Debtors' predecessors or affiliates of any kind or character, whether known or unknown as of the Closing Date, now existing or hereafter occurring, whether fixed or contingent under the laws of the United States, any state, territory, or possession thereof, or the District of Columbia, based, in whole or in part, directly or indirectly, on any theory of law, including, without limitation, any theory of successor, vicarious or transferee liability.

         X. The transfer of the Smyth Assets and assignment of the Assumed Contracts pursuant to the Asset Purchase Agreement are transfers pursuant to Code section 1146(c), and accordingly may not be taxed under any law imposing a stamp tax or similar tax.

         Y. No defaults of the type described in Code section 365(b)(2)(D) exist under any of the Assumed Contracts and, upon payment by the Debtors of the sums set forth on Exhibit B hereto to the nondebtor party to each of the Assumed Contracts, all defaults, obligations and liabilities under the Assumed Contracts arising prior to the Closing Date or related to the acts or failure to act of the Debtors prior to the Closing Date (other than pro rated items assumed by the Buyers) whether matured or contingent, liquidated or unliquidated, shall be cured and satisfied.

         Z. Upon the assumption and assignment of the Assumed Contracts, as provided herein, Heilig-Meyers shall succeed to all of the right, title and interest of the Debtors under the applicable Assumed Contract including, without limitation, the right to exercise renewal options which, pursuant to the terms of the applicable Assumed Contract, are not exercisable by assignees of the Debtors, the Court having found that such provisions constitute unenforceable restrictions on assignment pursuant to Section 365(f)(3) of the Bankruptcy Code.

         NOW, THEREFORE, IT IS HEREBY ADJUDGED, ORDERED, AND DECREED
THAT:

         1. The Sale Motion, and the relief sought therein is granted, as further described herein.

         2. The Objection to the Sale Motion has been withdrawn with prejudice, and all reservations of rights included therein, are overruled on the merits.

         3. The Asset Purchase Agreement (a copy of which is filed separately as Exhibit A), and all of the terms and conditions thereof, are hereby approved.

         4. This Order and the Asset Purchase Agreement and all of the terms and conditions thereof are binding on all creditors and parties in interest.

         5. Pursuant to Code sections 363(b) and 365, the Debtors are (a) authorized to consummate the Smyth Sales, pursuant to and in accordance with the terms and conditions of the Asset Purchase Agreement, (b) authorized to assume and assign to Heilig-Meyers the Assumed Contracts listed on Exhibit B hereto and (c) directed to make all payments as set forth in Exhibit B hereto to the nondebtor parties to the Assumed Contracts.

         6. The provisions of any bulk sales laws are superseded by the provisions of the Code pursuant to the Supremacy Clause, and to the extent applicable, compliance with such bulk sales laws is hereby deemed to be satisfied by, among other things, the notice provided.

         7. The Debtors are authorized to execute and deliver, and empowered to perform under, consummate and implement, the Asset Purchase Agreement, together with all additional instruments and documents that may be reasonably necessary or desirable to implement the Asset Purchase Agreement, and to take all further actions as may reasonably be requested by Heilig-Meyers for the purpose of assigning, transferring, granting, conveying and conferring to Heilig-Meyers, or reducing to possession any or all of the Smyth Assets and Assumed Contracts, or as may be necessary or appropriate to the performance of the obligations under the Asset Purchase Agreement.

         8. Except for the Assumed Liabilities and Permitted Liens with respect to the Smyth Fee Property (as defined in the Asset Purchase Agreement), pursuant to Code sections 105(a) and 363(b) and (f), upon the closing under the Asset Purchase Agreement, the Smyth Assets and the Assumed Contracts shall be free and clear of (a) all mortgages, security interests, conditional sale or other title retention agreements, pledges, liens, judgments, demands, encumbrances (including without limitation claims and encumbrances (i) that purport to give to any party a right or option to effect any forfeiture, modification, right of first refusal, repurchase, or termination of the Debtors', Heilig-Meyers' interest in the Assumed Contracts, Assets, or any similar rights, or (ii) in respect of Taxes), easements, restrictions, rights of first refusal or charges of any kind or nature, if any, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership (collectively, "Interests"), and
(b) all debts arising in any way in connection with any acts, or failures to act, of the Debtors or the Debtors' predecessors or affiliates, claims (as that term is defined in the Bankruptcy Code), obligations, demands, guaranties, options, rights, contractual commitments, restrictions, interests and matters of any kind and nature, whether arising prior to or subsequent to the commencement of these cases, and whether imposed by agreement, understanding, law, equity or otherwise (including without limitation claims and encumbrances (i) that purport to give to any party a right or option to effect any forfeiture, modification, right of first refusal, or termination of the Debtors', Heilig-Meyers' interest in the Assumed Contracts, the Smyth Assets, or any similar rights, or (ii) in respect of Taxes) (collectively, the "Claims"), with all such Interests and Claims to attach to the net proceeds of the Smyth Sale in the order of their priority, with the same validity, force and effect which they now have as against the Smyth Assets, subject to any claims and defenses the Debtors may possess with respect thereto.

         9. All persons are hereby enjoined from asserting, prosecuting or otherwise pursuing any claim against Heilig-Meyers to recover on any claims such person had, has or may have (other than an Assumed Liability of Heilig-Meyers) against (x) the Debtors, their estates, their principals, their shareholders or the Smyth Assets, or (y) Heilig-Meyers in connection with the negotiation of, and any agreements contained in, related to or conditioned upon the Asset Purchase Agreement.

         10. The Debtors have good title to the Smyth Assets and Assumed Contracts and accordingly, the transfer of the Smyth Assets and Assumed Contracts to Heilig-Meyers pursuant to the Asset Purchase Agreement shall be a legal, valid, and effective transfer of the Smyth Assets and Assumed Contracts.

         11. The consideration provided by Heilig-Meyers for the Smyth Assets and Assumed Contracts pursuant to the Asset Purchase Agreement shall be deemed to constitute reasonably equivalent value and fair consideration under the Bankruptcy Code or under the laws of the United States, any state, territory, possession, or the District of Columbia.

         12. All amounts due and payable by the Debtors to Heilig-Meyers pursuant to the terms of the Asset Purchase Agreement shall be and hereby are allowed as postpetition administrative expenses due and payable as an ordinary course expense of the Debtors. The Debtors are authorized and directed to obtain the letter of credit for the benefit of Heilig-Meyers on the terms contained in the Asset Purchase Agreement.

         13. The transfer of the Smyth Assets and Assumed Contracts pursuant to the Asset Purchase Agreement shall vest Heilig-Meyers with all right, title, and interest of the Debtors to the Smyth Assets and Assumed Contracts described in the Asset Purchase Agreement (including good and marketable title to the Smyth Fee Property) free and clear of all Claims and Interests except the Assumed Liabilities and Permitted Liens with respect to the Smyth Fee Property (as defined in the Asset Purchase Agreement).

         14. On the date of the closing of the Asset Purchase Agreement (the "Closing Date"), each of the Debtors' creditors is authorized and directed to execute such documents and take all other actions as may be necessary to release its Interests in or Claims against the Smyth Assets and Assumed Contracts, if any, as such Interests or Claims may have been recorded or may otherwise exist.

         15. This Order (a) is and shall be effective as a determination that, on the Closing Date, all Interests and all Claims existing as to the Smyth Assets and Assumed Contracts prior to the Closing Date (except for Claims and Interests that are Assumed Liabilities under the Agreements) have been unconditionally released, discharged and terminated, and that the conveyance described in decretal paragraph 5 hereof has been effected, and (b) is and shall be binding upon and govern the acts of all entities including without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state, and local officials, and all other persons and entities who may be required by operation of law, the duties of their office, or contract, to accept, file, register or otherwise record or release any documents or instruments, or who may be required to report or insure any title or state of title in or to any of the Smyth Assets and Assumed Contracts.

         16. Each and every federal, state and local governmental agency or department be, and hereby is, directed to accept any and all documents and instruments necessary and appropriate to consummate the transactions contemplated by the Asset Purchase Agreement, including without limitation, documents and instruments for recording in any governmental agency or department required to transfer to Heilig-Meyers any and all licenses or permits under the Debtors' ownership necessary for the operations that are associated with the Smyth Assets, and county and state offices wherein termination statements under the Uniform Commercial Code are authorized to be filed.

         17. If any person or entity that has filed financing statements or other documents or agreements evidencing Interests in or Claims against the Smyth Assets or Assumed Contracts shall not have delivered to the Debtors prior to the Closing Date, in proper form for filing and executed by the appropriate parties, termination statements, instruments of satisfaction and releases of all Interests or Claims which the person or entity has with respect to the Smyth Assets or Assumed Contracts, the Debtors are hereby authorized and directed to execute and file such statements, instruments, releases and other documents on behalf of the person or entity with respect to the Assets or Assumed Contracts. The foregoing notwithstanding, the provision of this Order authorizing the sale of the Smyth Assets and Assumed Contracts free and clear of liens, claims and interests shall be self-executing, and notwithstanding the failure of the Debtors, Heilig-Meyers or any other party to execute, file or obtain releases, termination statements, assignments, consents or other instruments to effectuate, consummate and/or implement the provisions hereof or in the Asset Purchase Agreement with respect to the sale of the Smyth Assets and Assumed Contracts, all liens, claims and interests on the Smyth Assets and Assumed Contracts shall be deemed divested.

         18. All entities who are presently, or on the Closing Date may be, in possession of some or all of the Smyth Assets or Assumed Contracts are hereby directed to surrender possession of the Smyth Assets and Assumed Contracts to Heilig-Meyers on the Closing Date.

         19. As of the Closing Date, all agreements of any kind whatsoever and all orders of this Court entered prior to the date hereof shall be deemed amended and/or modified to the extent required to permit the consummation of the transactions contemplated by the Asset Purchase Agreement.

         20. Except for the Assumed Liabilities, Heilig-Meyers shall not have any liability or responsibility for any Interest or Claim against any of the Debtors or the Debtors' predecessors or affiliates.

         21. The Debtors are hereby authorized, pursuant to Code sections 363(b)(1) and (f), to conduct store closing or liquidation sales of furniture, trade fixtures, equipment or inventory at the Smyth Leased Property (the "Store Closing Sales"); provided, however, that the Debtors may not sell fixtures belonging to the landlord or other third parties without the consent of such third parties.

         22. Heilig-Meyers is empowered, through the Debtors, to conduct the Store Closing Sales pursuant to the terms and conditions of the Asset Purchase Agreement and all parties and persons of every nature and description, including landlords, utility companies, governmental units or sheriffs, marshals or other public officers, and all those acting for or on their behalf shall be, and hereby are, prohibited and enjoined from
(a) interfering in any way with, or otherwise impeding, the conduct of the Store Closing Sales or (b) instituting any action or proceeding in any court or administrative body seeking an order or judgment that might in any way directly or indirectly interfere with or adversely affect the conduct of the Store Closing Sales.

         23. The Store Closing Sales shall be conducted notwithstanding any local, state or federal law or ordinance purporting to restrict, limit, or otherwise regulate such Sales.

         24. The Store Closing Sales shall be conducted notwithstanding any provision in any of the leases on the Smyth Leased Property purporting to restrict, limit, or otherwise impair such Sales.

         25. The Debtors hereby are authorized to close the stores of the Smyth Leased Property at the conclusion of the Store Closing Sales.

         26. This Court shall retain jurisdiction (a) to enforce and implement the terms and provisions of the respective Asset Purchase Agreement, all amendments thereto, any waivers and consents thereunder and each of the agreements executed in connection therewith, (b) to compel delivery of the Smyth Assets and Assumed Contracts to Heilig-Meyers, (c) to resolve any disputes arising under or related to the Asset Purchase Agreement, except as otherwise provided therein, and
(d) to interpret, implement and enforce the provisions of this Order.

         27. Nothing contained in any reorganization plan or order of confirmation confirming any reorganization plan shall conflict with or derogate from the provisions of the Asset Purchase Agreement or the terms of this Order. Further, the provisions of this Order and any actions taken pursuant hereto shall survive the entry of any order which may be entered confirming any reorganization plan for the Debtors, converting the Debtors' cases from chapter 11 to cases under chapter 7 of the Bankruptcy Code or dismissing the cases.

         28. Neither the transfer of the Smyth Assets nor assignment of the Assumed Contracts pursuant to the Asset Purchase Agreement will subject Heilig-Meyers to any liability for claims against the Debtors or any of the Debtors' predecessors or affiliates of any kind or character, whether known or unknown as of the Closing Date, now existing or hereafter occurring, whether fixed or contingent under the laws of the United States, any state, territory, or possession thereof, or the District of Columbia, based, in whole or in part, directly or indirectly, on any theory of law, including, without limitation, any theory of successor, vicarious or transferee liability.

         29. The transactions contemplated by the Agreements are being made in good faith, as that term is used in section 363(m) of the Bankruptcy Code, and accordingly, the reversal or modification on appeal of the authorization to consummate the Smyth Sales provided herein shall not affect the validity of the Sales to Heilig-Meyers, unless prior to the Closing, such authorization is duly stayed pending such appeal. Heilig-Meyers is a purchaser in good faith of the Smyth Assets and Assumed Contracts and is entitled to all of the protections afforded by section 363(m) of the Bankruptcy Code.

         30. The terms and provisions of the Asset Purchase Agreement, together with the terms and provisions of this Order, shall be binding in all respects upon, and shall inure to the benefit of, the Debtors, their estates, and their creditors, Heilig-Meyers and its respective affiliates, successors and assigns, and any affected third parties including, but not limited to, all persons asserting a claim against or interest in the Debtors' estates or any of the Assumed Contracts and the Smyth Assets to be sold to Heilig-Meyers pursuant to the Asset Purchase Agreement, notwithstanding any subsequent appointment of any trustee for any of the Debtors under any chapter of the Bankruptcy Code, as to which trustee such terms and provisions likewise shall be binding in all respects.

         31. The failure of the Debtors or Heilig-Meyers to enforce at any time one or more terms or conditions of any Assumed Contract shall not be a waiver of such terms or conditions, or of the Debtors' and Heilig-Meyers' rights to enforce every term and condition of the Assumed Contracts.

         32. No defaults of the type described in Code section 365(b)(2)(D) exist under any of the Assumed Contracts and, upon payment by the Debtors of the sums set forth on Exhibit B hereto to the nondebtor party to each of the Assumed Contracts, all defaults, obligations and liabilities under the Assumed Contracts arising prior to the Closing Date or related to the acts or failure to act of the Debtors prior to the Closing Date (other than pro rated items assumed by Heilig-Meyers) whether matured or contingent, liquidated or unliquidated, shall be cured and satisfied and the nondebtor party to each of the Assumed Contracts shall be enjoined from taking any action against the Debtors with respect to the Assumed Contracts.

         33. Upon the assumption and assignment of the Assumed Contracts, as provided herein, Heilig-Meyers shall succeed to all of the right, title and interest of the Debtors under the applicable Assumed Contract including, without limitation, the right to exercise renewal options which, pursuant to the terms of the applicable Assumed Contract, would not be exercisable by assignees of the Debtors as such provisions constitute unenforceable restrictions on assignment pursuant to Code section 365(f)(3).

         34. The Assumed Contracts will be transferred to, and remain in full force and effect for the benefit of Heilig-Meyers in accordance with their respective terms, notwithstanding any provision in any such Assumed Contract (including those described in Code sections 365(b)(2) and (f)) that prohibits, restricts, or conditions such assignment or transfer, and, pursuant to Code section 365(k), the Debtors shall be relieved from any further liability with respect to the Assumed Contracts after such assignment.

         35. The Asset Purchase Agreement and any related agreements, documents or other instruments may be modified, amended or supplemented by the parties thereto, in a writing signed by both parties, and in accordance with the terms thereof without further order of the Court, provided that any such modification, amendment or supplement is not material.

         36. Any and all transfers of property authorized hereby or the recording of any deed or evidence of ownership of the Assumed Contracts and Smyth Assets, or any portion thereof, shall be free and clear of any and all stamp or similar taxes imposed upon the making or delivery of an instrument of transfer pursuant to Code section 1146(c).

         37. The Debtors reserve the right to assume or reject any executory contract or unexpired lease not listed on Exhibit B attached hereto.

         38. The failure specifically to include any particular provision of the Asset Purchase Agreement in this Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Court that the Asset Purchase Agreement be authorized and approved in its entirety.

         39. The Debtors are authorized and directed to remit payment via wire transfer to Equitable American Insurance Company ("Equitable") on the Closing Date in the amount of $659,672.54 plus $188.32 per day from January 5, 1998 through the date of such payment, which payment shall be in full satisfaction and settlement of the obligations secured by the July 1, 1977 Mortgage by American National Bank and Trust Company of Chicago (as Trustee)(recorded with the Du Page County Recorder September 12, 1977 in R 77-81658). Equitable's liens on and security interests in the Smyth Assets being sold to Heilig-Meyers shall attach to the proceeds of the transactions authorized herein until such time as Equitable receives payment in the amount specified in this paragraph, and upon such payment the Mortgage shall be deemed satisfied and Equitable shall be deemed to have released any lien or security interest in the proceeds of the transactions authorized herein. In the event that the Debtors do not make payment to Equitable on or before January 31, 1998, Equitable shall also be entitled to, among other things, any fees, interest and expenses accruing after that date.

         40. The Debtors are authorized and directed to remit all net proceeds from the transactions authorized herein, to BTCC to be applied in accordance with the terms of the Debtors' Debtor in Possession financing facility with BTCC. BTCC's release of liens on and security interests in the Smyth Assets being sold by the Debtors hereunder is expressly conditioned upon BTCC's receipt of such funds.

         41. As provided by Fed. R. Bankr P. 7062, this Order shall be effective and enforceable immediately upon entry.

         42. The provisions of this Order are nonseverable and mutually dependent.


Dated:  Wilmington, Delaware
        January 7, 1998



                             /S/ Joseph J. Farnan, Jr.
                             ----------------------------------------
                             Honorable Joseph J. Farnan, Jr.
                             Chief United States District Court Judge